Exhibit 13.1

In connection with the Form 20-F of Royal Dutch Shell plc, a public limited company organized under the laws of England and Wales (the Company), for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.
The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

/s/ Ben van Beurden

Ben van Beurden
Chief Executive Officer

/s/ Jessica Uhl

Jessica Uhl
Chief Financial Officer
March 11, 2020

ADDITIONAL INFORMATION SHELL FORM 20-F 2019	E 1